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                                                                   Exhibit 4 (g)



                        ================================

                          FIRST SUPPLEMENTAL INDENTURE

                                     between

                           Wendy's International, Inc.

                                       and

                                    NBD Bank

                         Dated as of September __, 1996

                        ================================

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                                TABLE OF CONTENTS

                                                                            Page



                                    ARTICLE I
                                   DEFINITIONS



         SECTION 1.1.  Definition of Terms...................................2

                                   ARTICLE II
                          GENERAL TERMS AND CONDITIONS
                          OF THE CONVERTIBLE DEBENTURES


         SECTION 2.1.  Designation and Principal Amount......................4
         SECTION 2.2.  Maturity..............................................4
         SECTION 2.3.  Form and Payment......................................4
         SECTION 2.4.  Global Debenture......................................5
         SECTION 2.5.  Interest..............................................6
         SECTION 2.6.  Enforcement Rights....................................7



                                   ARTICLE III
                    REDEMPTION OF THE CONVERTIBLE DEBENTURES


         SECTION 3.1.  Special Event Redemption..............................8
         SECTION 3.2.  Optional Redemption by Company........................9
         SECTION 3.3.  No Sinking Fund......................................10



                                   ARTICLE IV
                      EXTENSION OF INTEREST PAYMENT PERIOD



         SECTION 4.1.  Extension of Interest Payment Period.................10
         SECTION 4.2.  Notice of Extension..................................11
         SECTION 4.3.  Limitation of Transactions...........................11



                                    ARTICLE V
                                    EXPENSES


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                                                                          Page


         SECTION 5.1.  Payment of Expenses..................................12
         SECTION 5.2.  Payment Upon Resignation or Removal..................13



                                   ARTICLE VI
                          COVENANT TO LIST ON EXCHANGE


         SECTION 6.1.  Listing on an Exchange...............................13



                                   ARTICLE VII
                      CONVERSION OF CONVERTIBLE DEBENTURES


         SECTION 7.1.  Conversion Rights....................................13
         SECTION 7.2.  Conversion Procedures................................14
         SECTION 7.3.  Conversion Price Adjustments.........................16
         SECTION 7.4.  Adjustment of Conversion Price -
                  Fundamental Change........................................27
         SECTION 7.5.  Notice of Certain Events.............................32
         SECTION 7.6.  Company to Provide Stock.............................33
         SECTION 7.7.  Dividend or Interest Reinvestment Plans
                   .........................................................34
         SECTION 7.8.  Certain Additional Rights............................34
         SECTION 7.9.  Preferred Stock Purchase Rights......................35

                                  ARTICLE VIII
                          FORM OF CONVERTIBLE DEBENTURE


         SECTION 8.1.  Form of Convertible Debenture........................37

                                   ARTICLE IX
                    ORIGINAL ISSUE OF CONVERTIBLE DEBENTURES


         SECTION 9.1.  Original Issue of Convertible Debentures
                   .........................................................51



                                    ARTICLE X
                                  MISCELLANEOUS


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                                                                          Page

         SECTION 10.1.  Ratification of Indenture; First Supplemental
                          Indenture Controls................................51
         SECTION 10.2.  Trustee Not Responsible for Recitals................51
         SECTION 10.3.  Governing Law.......................................51
         SECTION 10.4.  Separability........................................52
         SECTION 10.5.  Counterparts........................................52


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                  FIRST SUPPLEMENTAL INDENTURE, dated as of September __, 1996
(the "First Supplemental Indenture"), between Wendy's International, Inc., an Ohio corporation (the "Company"), and NBD Bank, as trustee (the "Trustee") under the Indenture dated as of September __, 1996 between the Company and the Trustee (the "Indenture").

                  WHEREAS, the Company executed and delivered the Indenture to the Trustee to provide for the future issuance of the Company's unsecured subordinated debt securities to be issued from time to time in one or more series as might be determined by the Company under the Indenture, in an unlimited aggregate principal amount which may be authenticated and delivered as provided in the Indenture;

                  WHEREAS, pursuant to the terms of the Indenture, the Company desires to provide for the establishment of a new series of its Securities to be known as its __% Convertible Subordinated Debentures (the "Convertible Debentures"), the form and substance of such Convertible Debentures and the terms, provisions and conditions thereof to be set forth as provided in the Indenture and this First Supplemental Indenture;

                  WHEREAS, Wendy's Financing I, a Delaware statutory business trust (the "Trust"), has offered to the public $_____________ aggregate liquidation amount of its $______ Term Convertible Securities, Series A (the "Trust Preferred Securities"), representing undivided beneficial interests in the assets of the Trust and proposes to invest the proceeds from such offering, together with the proceeds of the issuance and sale by the Trust to the Company of $__________ aggregate liquidation amount of its Common Securities, in $_____________ aggregate principal amount of the Convertible Debentures; and

                  WHEREAS, the Company has requested that the Trustee execute and deliver this First Supplemental Indenture and all requirements necessary to make this First Supplemental Indenture a valid instrument in accordance with its terms, and to make the Convertible Debentures, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been performed, and the execution and delivery of this First Supplemental Indenture has been duly authorized in all respects:

                  NOW THEREFORE, in consideration of the purchase and acceptance of the Convertible Debentures by the Holders thereof, and for the purpose of setting forth, as provided in the Indenture, the form and substance of the Convertible


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Debentures and the terms, provisions and conditions thereof, the Company covenants and agrees with the Trustee as follows:


                                    ARTICLE I
                                   DEFINITIONS

SECTION 1.1.  Definition of Terms.

                  For all purposes of the First Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

                  (a) the terms which are defined in the Indenture have the same meanings when used in this First Supplemental Indenture;

                  (b) the terms defined in this Article have the meaning assigned to them in this Article and include the plural as well as the singular;

                  (c) all other terms used herein which are defined in the Trust Indenture Act, whether directly or by reference therein, have the meanings assigned to them therein;

                  (d) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States of America, and, except as otherwise herein expressly provided, the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted in the United States of America at the date of such computation;

                  (e) a reference to a Section or Article is to a Section or Article of this First Supplemental Indenture;

                  (f) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this First Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision;

                  (g) headings are for convenience of reference only and do not affect interpretation; and

                  (h) the following terms have the meanings given to them in the
Declaration: (i) Business Day; (ii) Clearing Agency; (iii) Common Stock; (iv) Trust Preferred Security Certificate; (v) Delaware Trustee; (vi) Dissolution Tax


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Opinion; (vii) Distribution; (viii) DTC; (ix) Institutional Trustee: (x)
Investment Company Event; (xi) No-Recognition Opinion; (xii) Redemption Tax Opinion; (xiii) Regular Trustees; (xiv) Special Event; (xv) Tax Event; and (xvi) Underwriting Agreement.

                  "Additional Interest" shall have the meaning set forth in
Section 2.5.

                  "Compounded Interest" shall have the meaning specified in
Section 4.1.

                  "Declaration" means the Amended and Restated Declaration of Trust of Wendy's Financing I, a Delaware statutory business trust, dated as of September __, 1996.

                  "Deferred Interest" has the meaning specified in Section 4.1.

                  "Dissolution Event" means that, as a result of the occurrence and continuation of a Special Event, the Trust is to be dissolved in accordance with the Declaration, and the Convertible Debentures held by the Institutional Trustee are to be distributed to the holders of the Trust Securities issued by the Trust pro rata in accordance with the Declaration.

                  "Extended Interest Payment Period" has the meaning specified in Section 4.1.

                  "Global Debenture" has the meaning specified in Section 2.4.

                  "Maturity Date" means the date on which the Convertible Debentures mature and on which the principal shall be due and payable together with all accrued and unpaid interest thereon including Compounded Interest and Additional Interest, if any.

                  "Non Book-Entry Trust Preferred Securities" has the meaning set forth in Section 2.4.

                  "Optional Redemption Price" has the meaning specified in
Section 3.2.

                  "Trading Day" shall mean a day on which any securities are traded on the national securities exchange or quotation system used to determine the Closing Price.


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                  "Trust Preferred Securities" has the meaning specified in the recitals to this First Supplemental Indenture.



                                   ARTICLE II
                          GENERAL TERMS AND CONDITIONS
                          OF THE CONVERTIBLE DEBENTURES

SECTION 2.1.  Designation and Principal Amount.

                  There is hereby authorized a series of Debentures designated the "__% Convertible Subordinated Debentures," limited in aggregate principal amount to $_____________, which amount shall be as set forth in any written order of the Company for the authentication and delivery of Convertible Debentures pursuant to Section 303 of the Indenture.

SECTION 2.2.  Maturity.

                  The Maturity Date is September __, 2026.

SECTION 2.3.  Form and Payment.

                  Except as provided in Section 2.4, the Convertible Debentures shall be issued in fully registered certificated form without Coupons in denominations of $50 in principal amount and integral multiples thereof. Principal and interest on the Convertible Debentures issued in certificated form will be payable, the transfer of such Convertible Debentures will be registrable and such Convertible Debentures will be exchangeable for Convertible Debentures bearing identical terms and provisions at the office or agency of the Trustee; provided, however, that payment of interest may be made at the option of the Company by check mailed to the Holder at such address as shall appear in the Security Register. Notwithstanding the foregoing, so long as the Holder of any Convertible Debentures is the Institutional Trustee, the payment of the principal of and interest (including Compounded Interest and Additional Interest, if any) on such Convertible Debentures held by the Institutional Trustee will be made at such place and to such account as may be designated by the Institu tional Trustee.


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SECTION 2.4.  Global Debenture.

                  (a) In connection with a Dissolution Event,

                  (i) the Convertible Debentures in certificated form may be presented to the Trustee by the Institutional Trustee in exchange for a global Debenture in an aggregate principal amount equal to the aggregate principal amount of all outstanding Convertible Debentures (a "Global Debenture"), to be registered in the name of DTC, or its nominee, and delivered by the Trustee to DTC for crediting to the accounts of its participants pursuant to the instructions of the Regular Trustees. The Company upon any such presentation shall execute a Global Debenture in such aggregate principal amount and deliver the same to the Trustee for authentication and delivery in accordance with the Indenture and this First Supplemental Indenture. Payments on the Convertible Debentures issued as a Global Debenture will be made to DTC; and

                  (ii) if any Trust Preferred Securities are held in non book-entry certificated form, any Trust Preferred Security Certificate which represents Trust Preferred Securities other than Trust Preferred Securities held by the Clearing Agency or its nominee ("Non Book-Entry Trust Preferred Securities") will be deemed to represent beneficial interests in Convertible Debentures having an aggregate principal amount equal to the aggregate liquidation amount of the Non Book-Entry Trust Preferred Securities until such Trust Preferred Security Certificates are presented to the Security Registrar for transfer or reissuance at which time such Trust Preferred Security Certificates will be cancelled and a Debenture, registered in the name of the holder of the Trust Preferred Security Certificate or the transferee of the holder of such Trust Preferred Security Certificate, as the case may be, with an aggregate principal amount equal to the aggregate liquidation amount of the Trust Preferred Security Certificate cancelled, will be executed by the Company and delivered to the Trustee for authentication and delivery in accordance with the Indenture and this First Supplemental Indenture. On issue of such Convertible Debentures, Convertible Debentures with an equivalent aggregate principal amount that were presented by the Institutional Trustee to the Trustee will be deemed to have been cancelled.


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                  (b) A Global Debenture may be transferred, in whole but not in part, only to another nominee of DTC, or to a successor depositary selected or approved by the Company or to a nominee of such successor depositary.

SECTION 2.5.  Interest.

                  (a) Each Convertible Debenture will bear interest at the rate of __% per annum (the "Coupon Rate") from September __, 1996 until the principal thereof becomes due and payable, and on any overdue principal and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the Coupon Rate, compounded quarterly, payable (subject to the provisions of Article IV) quarterly in arrears on March 15, June 15, September 15 and December 15 of each year (each, an "Interest Payment Date"), commencing on December 15, 1996, to the Person in whose name such Convertible Debenture or any predecessor Convertible Debenture is registered, at the close of business on the Regular Record Date for such interest installment, which, in respect of (i) Convertible Debentures of which the Institutional Trustee is the Holder and the related Trust Preferred Securities are in book-entry only form or (ii) a Global Debenture, shall be the close of business on the Business Day next preceding that Interest Payment Date; provided, that if the Interest Payment Date is a Redemption Date, then the record date for the interest payment shall be as of the opening of business on such day for the purpose of permitting the Holder of a Convertible Debenture to convert on such record date while continuing to be the record holder for the interest payment and therefore entitled to receive the interest payment on the Interest Payment Date notwithstanding conversion on the record date. Notwithstanding the foregoing sentence, if (i) the Convertible Debentures are held by the Institutional Trustee and the Trust Preferred Securities are no longer in book-entry only form or (ii) the Convertible Debentures are not represented by a Global Debenture, the Company may select a Regular Record Date for such interest installment which shall be any date at least one Business Day before an Interest Payment Date.

                  (b) The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. Except as provided in the following sentence, the amount of interest payable for any period shorter than a full quarterly period for which interest is computed, will be computed on the basis of the actual number of days elapsed per 30-day month. In the event that any date on which interest is payable on the Convertible Debentures is not a Business Day, then payment of interest


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payable on such date will be made on the next succeeding day which is a Business
Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, then such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

                  (c) If, at any time while the Institutional Trustee is the Holder of any Convertible Debentures, the Trust or the Institutional Trustee is required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States, or any other taxing authority, then, in any such case, the Company will pay as additional interest ("Additional Interest") on the Convertible Debentures held by the Institutional Trustee, such additional amounts as shall be required so that the net amounts received and retained by the Trust and the Institutional Trustee after paying such taxes, duties, assessments or other governmental charges will be equal to the amounts the Trust and the Institutional Trustee would have received had no such taxes, duties, assessments or other governmental charges been imposed.

SECTION 2.6.  Enforcement Rights.

                  The holders of a majority in liquidation amount of the Trust Preferred Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Institutional Trustee or to direct the exercise of any trust or power conferred upon the Institutional Trustee under the Declaration, including the right to direct the Institutional Trustee to exercise the remedies available to it as a Holder of the Convertible Debentures. If the Institutional Trustee fails to enforce its rights under the Convertible Debentures, a holder of Trust Preferred Securities, to the extent permitted by law, may institute a legal proceeding directly against the Company to enforce the Institutional Trustee's rights under the Convertible Debentures without first instituting any legal proceeding against the Institutional Trustee or any other person or entity. Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Convertible Debentures on the date such interest or principal is otherwise payable (or in the case of redemption, on the redemption date), then the registered holder of the Trust Preferred Securities may directly institute a proceeding for enforcement of payment to such holder of the principal of or interest on the


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Convertible Debentures having a principal amount equal to the aggregate liquidation amount of the Trust Preferred Securities of such holder (a "Direct Action") on or after the respective due date specified in the Convertible Debentures. In connection with such Direct Action, the Company will be subrogated to the rights of such holder of Trust Preferred Securities under the Declaration to the extent of any payment made by the Company to such holder of Trust Preferred Securities in such Direct Action. The holders of Trust Preferred Securities will not be able to exercise any other remedy available to the holders of the Convertible Debentures.


                                   ARTICLE III
                    REDEMPTION OF THE CONVERTIBLE DEBENTURES

SECTION 3.1.  Special Event Redemption.

                  If a Special Event has occurred and is continuing and:

                  (a)      the Company has received a Redemption Tax
         Opinion;

         or

                  (b) after receiving a Dissolution Tax Opinion, the Regular Trustees shall have been informed by tax counsel rendering the Dissolution Tax Opinion that a No-Recognition Opinion cannot be delivered to the Trust, then, notwithstanding Section 3.2(a) but subject to Section 3.2(b), the Company shall have the right upon not less than 30 days nor more than 60 days notice to the Holders of the Convertible Debentures to redeem the Convertible Debentures, in whole or in part, for cash within 90 days following the occurrence of such Tax Event (the "90-Day Period") at a redemption price equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest thereon to the date of such redemption (the "Redemption Price"), provided that if at the time there is available to the Company or the Trust the opportunity to eliminate, within the 90-Day Period, the Tax Event by taking some ministerial action ("Ministerial Action"), such as filing a form or making an election, or pursuing some other similar reasonable measure which has no adverse effect on the Company, the Trust or the Holders of the Trust Securities issued by the Trust, the Company shall pursue such Ministerial Action in lieu of redemption, and, provided, further, that the Company shall


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have no right to redeem the Convertible Debentures while the Trust is pursuing any Ministerial Action pursuant to its obligations under the Declaration. The Redemption Price shall be paid prior to 12:00 noon, New York time, on the date of such redemption or such earlier time as the Company determines, provided that the Company shall deposit with the Trustee an amount sufficient to pay the Redemption Price prior to the redemption date.

SECTION 3.2.  Optional Redemption by Company.

                  (a) Subject to the provisions of Section 3.2(b) and to the provisions of Article Eleven of the Indenture, except as otherwise may be specified in Section 3.1 or elsewhere in this First Supplemental Indenture, the Company shall have the right to redeem the Convertible Debentures, in whole or in part, from time to time, on or after ________, 2000. Any redemption pursuant to this paragraph will be made upon not less than 30 days nor more than 60 days notice to the Holder of the Convertible Debentures, at the following prices (expressed as percentages of the principal amount of the Convertible Debentures) (the "Optional Redemption Price") together with accrued and unpaid interest, including Compounded and Additional Interest to, but excluding, the Redemption Date, if redeemed during the 12-month period beginning ________:

                  Year                                        Redemption Price
                  2000
                  2001
                  2002
                  2003
                  2004
                  2005

and 100% if redeemed on or after _______, 2006.

                  If Convertible Debentures are redeemed on any March 15, June 15, September 15, or December 15, accrued and unpaid interest shall be payable to Holders of record on the relevant record date.

                  So long as the corresponding Trust Preferred Securities are outstanding, the proceeds from the redemption of the Convertible Debentures will be used to redeem Trust Preferred Securities.

                  If the Convertible Debentures are only partially redeemed pursuant to this Section 3.2, the Convertible
Debentures will be redeemed pro rata or by lot or by any other method utilized by the Trustee. The Optional


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Redemption Price shall be paid prior to 12:00 noon, New York time, on the
Redemption Date or at such earlier time as the Company determines provided that the Company shall deposit with the Trustee an amount sufficient to pay the Optional Redemption Price by 10:00 a.m., New York time, on the date such Optional Redemption Price is to be paid.

                  (b) If a partial redemption of the Convertible Debentures would result in the delisting of the Trust Preferred Securities issued by the Trust from any national securities exchange or other organization on which the Trust Preferred Securities are then listed, the Company shall not be permitted to effect such partial redemption and may only redeem the Convertible Debentures in whole.

SECTION 3.3.  No Sinking Fund.

                  The Convertible Debentures are not entitled to the benefit of any sinking fund.


                                   ARTICLE IV
                      EXTENSION OF INTEREST PAYMENT PERIOD

SECTION 4.1.  Extension of Interest Payment Period.

                  So long as an Event of Default under Section 501 of the Indenture shall not have occurred and be continuing, the Company shall have the right, at any time and from time to time during the term of the Convertible Debentures, to defer payments of interest by extending the interest payment period of such Convertible Debentures for a period not exceeding 20 consecutive quarters (the "Extended Interest Payment Period"), during which Extended Interest Payment Period no interest shall be due and payable; provided that no Extended Interest Payment Period may extend beyond the Maturity Date or any earlier Redemption Date. To the extent permitted by applicable law, interest, the payment of which has been deferred because of the extension of the interest payment period pursuant to this Section 4.1, will bear interest thereon at the Coupon Rate compounded quarterly for each quarter of the Extended Interest Payment Period ("Compounded Interest"). At the end of the Extended Interest Payment Period, the Company shall pay all accrued and unpaid interest on the Convertible Debentures, including any Additional Interest and Compounded Interest (together, "Deferred Interest") that shall be payable to the Holders of the Convertible Debentures in whose names the Convertible Debentures are registered in the Security Register on the first record date after the end of the Extended Interest Payment Period. Before the termination of any Extended


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Interest Payment Period, the Company may further extend such period, provided that such period together with all such further extensions thereof shall not exceed 20 consecutive quarters, or extend beyond the maturity date of the Convertible Debentures. Upon the termination of any Extended Interest Payment Period and upon the payment of all Deferred Interest then due, the Company may commence a new Extended Interest Payment Period, subject to the foregoing requirements. No interest shall be due and payable during an Extended Interest Payment Period, except at the end thereof, but the Company may prepay at any time all or any portion of the interest accrued during an Extended Interest Payment Period.

SECTION 4.2.  Notice of Extension.

                  (a) If the Institutional Trustee is the only registered Holder of the Convertible Debentures at the time the Company selects an Extended Interest Payment Period, the Company shall give written notice to the Regular Trustees, the Institutional Trustee and the Trustee of its selection of such Extended Interest Payment Period one Business Day before the earlier of (i) the next succeeding date on which Distributions on the Trust Securities issued by the Trust are payable, or (ii) the date the Trust is required to give notice of the record date, or the date such Distributions are payable, to the New York Stock Exchange or other applicable self-regulatory organization or to holders of the Trust Preferred Securities issued by the Trust, but in any event at least one Business Day before such record date.

                  (b) If the Institutional Trustee is not the only Holder of the Convertible Debentures at the time the Company selects an Extended Interest Payment Period, the Company shall give the Holders of the Convertible Debentures and the Trustee written notice of its selection of such Extended Interest Payment Period at least 10 Business Days before the earlier of (i) the next succeeding Interest Payment Date, or (ii) the date the Company is required to give notice of the record or payment date of such interest payment to the New York Stock Exchange or other applicable self-regulatory organization or to Holders of the Convertible Debentures.

                  (c) The quarter in which any notice is given pursuant to paragraphs (a) or (b) of this Section 4.2 shall be counted as one of the 20 quarters permitted in the maximum Extended Interest Payment Period permitted under Section 4.1.

SECTION 4.3.  Limitation of Transactions.


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                  If the Company shall exercise its right to defer payment of interest as provided in Section 4.1, then (i) the Company shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock (other than (A) purchases or acquisitions of shares of its common stock in connection with the satis faction by the Company of its obligations under any employee benefit plans, (B) as a result of a reclassification of its capital stock or the exchange or conversion of one class or series of its capital stock for another class or series of its capital stock , (C) the purchase of fractional interests in shares of its capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged or (D) purchases or acquisitions of shares of Common Stock to be used in connection with acquisitions of Common Stock by shareholders pursuant to the Company's dividend reinvestment plan), (ii) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company which rank pari passu with or junior to the Convertible Debentures and (iii) the Company shall not make any guarantee payment with respect to the foregoing (other than pursuant to the Guarantee).


                                    ARTICLE V
                                    EXPENSES

SECTION 5.1.  Payment of Expenses.

                  In connection with the offering, sale and issuance of the Convertible Debentures to the Institutional Trustee and in connection with the sale of the Trust Securities by the Trust, the Company, in its capacity as borrower with respect to the Convertible Debentures, shall:

                  (a) pay all costs and expenses relating to the offering, sale and issuance of the Convertible Debentures, including commissions to the underwriters payable pursuant to the Underwriting Agreement and compensation of the Trustee under the Indenture in accordance with the provisions of Section 607 of the Indenture;

                  (b) pay all costs and expenses of the Trust (including, but not limited to, costs and expenses relating to the organization of the Trust, the fees and expenses of the Institutional Trustee and the Delaware Trustee, the costs and expenses relating to the operation of the Trust, including without limitation, costs and expenses of


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accountants, attorneys, statistical or bookkeeping services, expenses for printing and engraving and computing or accounting equipment, paying agent(s), registrar(s), transfer agent(s), duplicating, travel and telephone and other telecommunications expenses and costs and expenses incurred in connection with the acquisition, financing, and disposition of Trust assets);

                  (c) pay all costs and expenses related to the enforcement by the Institutional Trustee of the rights of the holders of the Trust Preferred Securities;

                  (d) be primarily liable for any indemnification obligations arising with respect to the Declaration; and

                  (e) pay any and all taxes (other than United States withholding taxes attributable to the Trust or its assets) and all liabilities, costs and expenses with respect to such taxes of the Trust.

SECTION 5.2.  Payment Upon Resignation or Removal.

                  Upon termination of this First Supplemental Indenture or the Indenture or the removal or resignation of the Trustee pursuant to Section 610 of the Indenture, the Company shall pay to the Trustee all amounts accrued to the date of such termination, removal or resignation. Upon termination of the Declaration or the removal or resignation of the Delaware Trustee or the Institutional Trustee, as the case may be, pursuant to Section 5.07 of the Declaration, the Company shall pay to the Delaware Trustee or the Institutional Trustee, and their respective counsel, as the case may be, all amounts accrued to the date of such termination, removal or resignation.


                                   ARTICLE VI
                          COVENANT TO LIST ON EXCHANGE

SECTION 6.1.  Listing on an Exchange.

                  If the Convertible Debentures are to be distributed to the holders of the Trust Preferred Securities issued by the Trust upon a Dissolution Event, the Company will use its best efforts to list such Convertible Debentures on the New York Stock Exchange, Inc. or on such other exchange as the Trust Preferred Securities are then listed.


                                   ARTICLE VII


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
                      CONVERSION OF CONVERTIBLE DEBENTURES

SECTION 7.1.  Conversion Rights.

                  Subject to and upon compliance with the provisions of this
Article VII, the Convertible Debentures are convertible, at the option of the Holder, at any time through the close of business on _______, 2026 (or, in the case of Convertible Debentures called for redemption, prior to the close of business on the Business Day prior to the corresponding redemption date) into fully paid and nonassessable shares of Common Stock of the Company at an initial conversion rate of ______ shares of Common Stock for each $50 in aggregate principal amount of Convertible Debentures (equal to a conversion price (as adjusted from time to time, the "Conversion Price") of $__ per share of Common Stock), subject to adjustment as described in this Article VII. A Holder of Convertible Debentures may convert any portion of the principal amount of the Convertible Debentures into that number of fully paid and nonassessable shares of Common Stock obtained by dividing the principal amount of the Convertible Debentures to be converted by such conversion price. All calculations under this
Article VII shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.

SECTION 7.2.  Conversion Procedures.

                  (a) In order to convert all or a portion of the Convertible Debentures, the Holder thereof shall deliver to the Conversion Agent an irrevocable Notice of Conversion setting forth the principal amount of Convertible Debentures to be converted, together with the name or names, if other than the Holder, in which the shares of Common Stock should be issued upon conversion and, if such Convertible Debentures are definitive Convertible Debentures, surrender to the Conversion Agent the Convertible Debentures to be converted, duly endorsed or assigned to the Company or in blank. In addition, a holder of Trust Preferred Securities may exercise its right under the Declaration to convert such Trust Preferred Securities into Common Stock by delivering to the Conversion Agent an irrevocable Notice of Conversion setting forth the information called for by the preceding sentence and directing the Conversion Agent (i) to exchange such Trust Preferred Security for a portion of the Convertible Debentures held by the Trust (at an exchange rate of $50 principal amount of Convertible Debentures for each Trust Preferred Security) and (ii) to immediately convert such Convertible Debentures, on behalf of such holder, into Common Stock of the Company pursuant to this Article VII and, if such Trust Preferred Securities are in definitive form, surrendering such Trust Preferred Securities, duly endorsed or assigned to the Company or in blank. So long as any Trust Preferred Securities are outstanding, the Trust shall not convert any Convertible Debentures except pursuant to a Notice of Conversion delivered to the Conversion Agent by a holder of Trust Preferred Securities.

                  If a Trust Preferred Security is surrendered for conversion after the close of business on any regular record date for payment of a Distribution and before the opening of business on the corresponding Distribution payment date, then, notwithstanding such conversion, the Distribution payable on such Distribution payment date will be paid in cash to the person in whose name the Convertible Debenture is registered at the close of business on such record date, and (other than a Convertible Debenture or a portion of a Convertible Debenture called for redemption on a redemption date occurring after such record date and on or prior to such Distribution payment date) when so surrendered for conversion, the Convertible Debenture must be accompanied by payment of an amount equal to the Distribution payable on such Distribution payment date. Except as otherwise provided in the immediately preceding sentence, in the case of any Convertible Debenture which is converted, interest whose Maturity Date is after the date of conversion of such Convertible Debenture shall not be payable, and the Company shall not make nor be required to make any other payment, adjustment or allowance with respect to accrued but unpaid interest on the Convertible Debentures being converted, which shall be deemed to be paid in full. Each conversion shall be deemed to have been effected immediately prior to the close of business on the day on which the Notice of Conversion was received (the "Conversion Date") by the Conversion Agent from the Holder or from a holder of the Trust Preferred Securities effecting a conversion thereof pursuant to its conversion rights under the Declaration, as the case may be. The Person or Persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock as of the Conversion Date. As promptly as practicable on or after the Conversion Date, the Company shall issue and deliver at the office of the Conversion Agent, unless otherwise directed by the Holder in the Notice of Conversion, a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion, together with the cash payment, if any, in lieu of any fraction of any share to the Person or Persons entitled to receive the same. The Conversion Agent shall deliver such certificate or certificates to such Person or Persons.

                  (b) The Company's delivery upon conversion of the fixed number of shares of Common Stock into which the Convertible Debentures are convertible (together with the cash payment, if any, in lieu of fractional shares) shall be deemed to satisfy the Company's obligation to pay the principal amount at Maturity of the portion of Convertible Debentures so converted and any unpaid interest (including Compounded Interest) accrued on such Convertible Debentures at the time of such conversion.

                  (c) No fractional shares of Common Stock will be issued as a result of conversion, but in lieu thereof, the Company shall pay to the Conversion Agent a cash adjustment in an amount equal to the same fraction of the Closing Price of such fractional interest on the date on which the Convertible Debentures were duly surrendered to the Conversion Agent for conversion, or, if such day is not a Trading Day, on the next Trading Day, and the Conversion Agent in turn will make such payment, if any, to the Holder of the Convertible Debentures or the holder of the Trust Preferred Securities so converted.

                  (d) In the event of the conversion of any Convertible Debenture in part only, a new Convertible Debenture or Convertible Debentures for the unconverted portion thereof will be issued in the name of the Holder thereof upon the cancellation thereof in accordance with Section 1402 of the Indenture.

                  (e) In effecting the conversion transactions described in this
Section 7.2, the Conversion Agent is acting as agent of the holders of Trust Preferred Securities (in the exchange of Trust Preferred Securities for Convertible Debentures) and as agent of the Holders of Convertible Debentures (in the conversion of Convertible Debentures into Common Stock), as the case may be. The Conversion Agent is hereby authorized (i) to exchange Convertible Debentures held by the Trust from time to time for Trust Preferred Securities in connection with the conversion of such Trust Preferred Securities in accordance with this Article VII and (ii) to convert all or a portion of the Convertible Debentures into Common Stock and thereupon to deliver such shares of Common Stock in accordance with the provisions of this Article VII and to deliver to the Trust a new Convertible Debenture or Convertible Debentures for any resulting unconverted principal amount.

SECTION 7.3.  Conversion Price Adjustments.

                  (a) The Conversion Price shall be adjusted from time to time as follows:

                           (i) In case the Company shall pay or make a dividend
                  or other distribution on Common Stock in shares of Common Stock, then the Conversion Price in effect at the opening of business on the day following the date fixed for the determination of shareholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator of which shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this subparagraph (i), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company (except to the extent such dividend or distribution is being made with respect to such shares) but shall include (x) shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock and (y) any shares of Common Stock of the Company issuable in exchange for any Exchangeable Non-Voting Shares of WENTIM Ltd. held by Ronald V. Joyce or his successors or assigns.

                           (ii) In case the outstanding shares of Common Stock
                  shall be subdivided into a greater number of shares of Common Stock, then the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and, conversely, in case the outstanding shares of Common Stock shall be combined into a smaller amount of shares of Common Stock, then the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

                           (iii) In case the Company shall issue rights or
                  warrants to all holders of Common Stock entitling them (for a period expiring within 45 days after the record date fixed for a distribution of such rights or warrants) to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price (as hereinafter defined) per share (determined as provided in subparagraph (vii) below) of Common Stock on the date fixed for the determination of shareholders entitled to receive such rights or warrants (other than pursuant to a dividend reinvestment plan), then the Conversion Price in effect at the opening of business on the day following the date fixed for such determination shall be reduced by multiplying such Conversion Price by a fraction the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such Current Market Price and the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this subparagraph (iii), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include
                  (x) shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock and (y) any shares of Common Stock of the Company issuable in exchange for any Exchangeable Non-Voting Shares of WENTIM Ltd. held by Ronald
                  V. Joyce or his successors or assigns. The Company agrees not to issue any rights or warrants in respect of shares of Common Stock held in the treasury of the Company. To the extent that shares of Common Stock are not delivered after the expiration of such rights or warrants, the Conversion Price shall be readjusted to the Conversion Price which would then be in effect had the adjustments made in respect of the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered.

                           (iv) Subject to the second paragraph of this
                  subparagraph (iv), in case the Company shall, by dividend or otherwise, distribute to all holders of Common Stock (A) shares of capital stock of the Company (other than Common Stock), (B) evidence of indebtedness of the Company and/or (C) other assets (including securities, but excluding (1) any rights or warrants referred to in subparagraph (iii) above,
                  (2) any rights or warrants to obtain capital stock of a company other than the Company or any subsidiary of the Company (including any rights offerings of the Company with respect to capital stock of companies in which the Company has an investment (a "Rights Offering")), (3) dividends or distributions in connection with the liquidation, dissolution or winding-up of the Company, (4) dividends payable solely in cash that may from time to time be fixed by the Board of Directors of the Company and (5) dividends or distributions referred to in subparagraph (i) above), then in each case (unless the Company makes the election referred to in the next sentence) the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on such record date by a fraction the numerator of which shall be the Current Market Price per share (determined as provided in subparagraph (vii) below) of the Common Stock on such record date (the "Reference Date") less the then fair market value on the Reference Date (as determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive and shall be described in a statement filed with the Depositary and the Trustee) of the portion of the shares of capital stock of the Company, evidences of indebtedness or other assets so distributed (and for which an adjustment to the Conversion Price has not been made previously pursuant to the terms of this Article VII) applicable to one share of Common Stock and the denominator shall be such Current Market Price per share of the Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following the Reference Date. However, the Company may elect, in its sole discretion, in lieu of the foregoing adjustment, to make adequate provision so that each holder of Securities shall have the right to receive upon conversion thereof the amount and kind of shares of capital stock, evidences of indebtedness or other assets such holder would have received had such holder converted such shares on such record date. If the Board of Directors of the Company determines the fair market value of any distribution for purposes of this subparagraph (iv) by reference to the actual or when issued trading market for any securities (including shares of capital stock or evidence of indebtedness of the Company) comprising a distribution of securities, it must in doing so consider the price in such market over the period used in computing the Current Market Price of the Common Stock.

                  For purposes of this subparagraph (iv), any dividend or distribution that includes both (x) any of the items described in clauses (A),
(B) or (C) of the first paragraph of this subparagraph (iv) and (y) Common Stock or rights or warrants to subscribe for or purchase Common Stock of the type referred to in subparagraph (iii) shall be deemed to be (1) a dividend or distribution of shares of capital stock of the Company (other than Common Stock), evidences of indebtedness of the Company or other assets of the type referred to in clause (C) of the first paragraph of this subparagraph (iv) (making any Conversion Price reduction required by this subparagraph (iv)) immediately followed by (2) a dividend or distribution of such Common Stock or rights or warrants to purchase Common Stock of the type referred to in subparagraph (iii) (making any further Conversion Price reduction required by subparagraph (i) or (iii) of this Section 7.3(a)), except (A) the Reference Date of such dividend or distribution as defined in this subparagraph (iv) shall be substituted as "the date fixed for the determination of shareholders entitled to receive such rights or warrants" and "the date fixed for such determination" within the meaning of subparagraphs (i) and (iii) of this Section 7.3(a) and (B) any shares of Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of subparagraph (i) of this Section 7.3(a).

                  The occurrence of a distribution or the occurrence of any other event as a result of which holders of Convertible Debentures converting such notes into Common Stock hereunder will not be entitled to receive rights issued pursuant to any shareholder protective rights agreement now or hereafter in effect (the "Other Rights") in the same amount and manner as if such holders had converted such shares immediately prior to the occurrence of such distribution or other event shall be deemed a distribution of Other Rights for the purposes of conversion adjustments pursuant to this subparagraph (iv). In lieu of making any adjustment to the Conversion Price under this subparagraph (iv) as a result of such a distribution of Other Rights, the Company may elect, in its sole discretion, to provide that Other Rights shall be issuable in the same amount and manner upon conversion of the Convertible Debentures without regard to whether the shares of Common Stock issuable upon conversion of the Convertible Debentures were issued before or after such distribution or other event.

                           (v) In case the Company shall, by dividend or
                  otherwise, at any time distribute cash to all holders of Common Stock, excluding (A) any cash dividends on Common Stock to the extent that the aggregate cash dividends per share of Common Stock in any consecutive 12-month period do not exceed the greater of (x) the amount per share of Common Stock of the cash dividends paid on the Common Stock in the immediately preceding 12-month period, to the extent that such dividends for the immediately preceding 12-month period did not require an adjustment to the Conversion Price pursuant to this subparagraph (v) (as adjusted to reflect subdivisions or combinations of the Common Stock) and (y) 15% of the average of the daily Closing Prices (as hereinafter defined) of the Common Stock for the ten consecutive Trading Days immediately prior to the date of declaration of such dividend and (B) any dividend or distribution in connection with the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or any redemption of the Rights or any Other Rights; provided, however, that no adjustment shall be made pursuant to this subparagraph (v) if such distribution would otherwise constitute a Fundamental Change (as hereinafter defined) and be reflected in a resulting adjustment to the Conversion Price as provided in this Article VII) then, in each case (unless the Company makes the election referred to in the proviso following this clause), the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect at the close of business on such record date by a fraction the numerator of which shall be the Closing Price of a share of Common Stock on such record date less the amount of cash so distributed (to the extent not excluded as provided above) applicable to one share of Common Stock, and the denominator shall be the Closing Price of a share of Common Stock, such reduction to become effective immediately prior to the opening of business on the day following such record date; provided, however, that the Company may elect, in its sole discretion, in lieu of the foregoing adjustment, to make adequate provision so that each holder of Securities shall thereafter have the right to receive upon conversion the amount of cash such holder would have received had such holder converted each Security on such record date. If any adjustment is required to be made as set forth in this subparagraph (v) as a result of a distribution which is a dividend described in clause (A) of this subparagraph (v), such adjustment will be based upon the amount by which such distribution exceeds the amount of the dividend permitted to be excluded pursuant to such clause (A) of this subparagraph (v). If an adjustment is required to be made pursuant to this subparagraph (v) as a result of a distribution which is not such a dividend, such adjustment would be based upon the full amount of such distribution.

                           (vi) In case of the consummation of a tender or
                  exchange offer (other than an odd-lot tender offer) made by the Company or any subsidiary of the Company for all or any portion of the outstanding shares of Common Stock to the extent that the cash and fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive and shall be described in a resolution of such Board) of any other consideration included in such payment per share of Common Stock at the last time (the "Expiration Time") tenders or exchanges may be made pursuant to such tender or exchange offer (as amended) exceed by more than 10%, with any smaller excess being disregarded in computing the adjustment to the Conversion Price provided in this subparagraph (vi), the first reported sale price per share of Common Stock on the Trading Day next succeeding the Expiration Time, then the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the Expiration Time by a fraction the numerator of which shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) on the Expiration Time multiplied by the first reported sale price of the Common Stock on the Trading Day next succeeding the Expiration Time and the denominator shall be the sum of
                  (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to shareholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) on the Expiration Time and the first reported sale price of the Common Stock on the Trading Day next succeeding the Expiration Time, such reduction to become effective immediately prior to the opening of business on the day following the Expiration Time.

                           (vii) For the purpose of any computation under this
                  Article VII, the "Current Market Price per share" of Common Stock on any day shall be deemed to be the average of the daily Closing Prices (as hereinafter defined) per share of Common Stock for the ten consecutive Trading Days prior to and including the date in question; provided, however, that (1) if the "ex" date (as hereinafter defined) for any event (other than the issuance, distribution or Fundamental Change requiring such computation) that requires an adjustment to the Conversion Price pursuant to this Article VII (the "Other Event") occurs during such ten consecutive Trading Days and prior to the "ex" date for the issuance, distribution or Fundamental Change requiring such computation (the "Current Event"), the Closing Price for each Trading Day prior to the "ex" date for such Other Event shall be adjusted by multiplying such Closing Price by the same fraction by which the Conversion Price is so required to be adjusted as a result of such Other Event, (2) if the "ex" date for any Other Event occurs on or after the "ex" date for the Current Event and on or prior to the date in question, the Closing Price for each Trading Day on and after the "ex" date for such Other Event shall be adjusted by multiplying such Closing Price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such Other Event (provided that in the event that such fraction is required to be determined at a date subsequent to the date in question and with reference to events taking place subsequent to the date in question, the Board of Directors of the Company or, to the extent permitted by applicable law, a duly authorized committee thereof, whose determination shall be conclusive and described in a resolution of the Board of Directors of the Company or such duly authorized committee thereof, as the case may be, shall in good faith estimate such fraction based on assumptions it deems reasonable regarding such events taking place subsequent to the date in question, and such estimated fraction shall be used for purposes of such adjustment until such time as the actual fraction by which the Conversion Price is so required to be adjusted as a result of such Other Event is determined), and (3) if the "ex" date for the Current Event is on or prior to the date in question, after taking into account any adjustment required pursuant to clause (1) or (2) of this proviso, the Closing Price for each Trading Day on or after such "ex" date shall be adjusted by adding thereto the amount of any cash and the fair market value (as determined in good faith by the Board of Directors of the Company or, to the extent permitted by applicable law, a duly authorized committee thereof in a manner consistent with any determination of such value for purposes of this Article VII, whose determination shall be conclusive and described in a resolution of the Board of Directors of the Company or such duly authorized committee thereof, as the case may be) of the shares of capital stock, evidences of indebtedness or other assets being distributed applicable to one share of Common Stock as of the close of business on the day before such "ex" date. For purposes of this subparagraph (vii), the term "ex" date, (1) when used with respect to any issuance, distribution or Fundamental Change, means the first date on which the Common Stock trades regular way on the relevant exchange or in the relevant market from which the Closing Price was obtained without the right to receive such issuance, such distribution or the cash, securities, property or other assets distributable in such Fundamental Change to holders of the Common Stock, (2) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective and (3) when used with respect to any tender or exchange offer means the first date on which the Common Stock trades regular way on such exchange or in such market after the Expiration Time of such offer.

                           (viii) No adjustment in the Conversion Price shall be
                  required pursuant to this Section 7.3(a) unless the adjustment would require a change of at least 1% of such price; provided, however, that any adjustments which by reason of this subparagraph (viii) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations shall be made to the nearest cent (with .005 being rounded upward) or to the nearest 1/100th of a share (with .005 of a share being rounded upward), as the case may be. Notwithstanding anything to the contrary in this
                  Article VII, the Company from time to time may, to the extent permitted by law, reduce the Conversion Price by any amount for any period of at least 20 Business Days, in which case the Company shall give at least 15 days' notice of such reduction to the holders of Securities and the Trustee. In addition, the Company may, at its option, make such reductions in the Conversion Price in addition to those set forth in this
                  Article VII, as it considers to be advisable in order to avoid or diminish any income tax to any holders of shares of Common Stock resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes or for any other reasons.

                           (ix) In any case in which this Article VII provides
                  that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event (A) issuing to the holder of any Convertible Debentures converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (B) paying to such holder any amount in cash in lieu of any fractional shares pursuant to this Article VII.

                           (x) For purposes of this Article VII, "Common Stock"
                  includes any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which is not subject to redemption by the Company. However, subject to the provisions of this Article VII, shares issuable on conversion of Convertible Debentures shall include only shares of the class designated as the Company Common Stock on the date of the initial issuance of Convertible Debentures by the Company or shares of any class or classes resulting from any reclassification or reclassification thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which are not subject to redemption by the Company; provided, however, that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

                  (b) Whenever the Conversion Price is adjusted as herein provided:

                  (i) the Company shall compute the adjusted Conversion Price and shall prepare a certificate signed by the Chief Financial Officer or the Treasurer of the Company setting forth the adjusted Conversion Price and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed with the Trustee and the transfer agent for the Trust Preferred Securities and the Convertible Debentures; and

                  (ii) a notice stating the Conversion Price has been adjusted and setting forth the adjusted Conversion Price shall as soon as practicable be mailed by the Company to all record holders of Trust Preferred Securities and the Convertible Debentures at their last addresses as they appear upon the stock transfer books of the Company and the Trust.

SECTION 7.4.  Adjustment of Conversion Price - Fundamental
Change.

         (a) In the event that the Company shall be a party to any transaction or series of transactions constituting a Fundamental Change, including, without limitation, (i) any recapitalization or reclassification of shares of Common Stock (other than a change in the par value or as a result of a subdivision or combination of the Common Stock), (ii) any consolidation of the Company with, or merger of the Company into, any other corporation or any merger of another corporation into the Company as a result of which holders of Common Stock shall be entitled to receive securities or other property or assets (including cash) with respect to or in exchange for Common Stock (other than a merger which does not result in a reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock), (iii) any sale or transfer of all or substantially all of the assets of the Company, or (iv) any compulsory share exchange, pursuant to any of which the holders of Common Stock shall be entitled to receive other securities, cash or other property, then appropriate provision shall be made as part of the terms of such transaction or series of transactions so that the holder of each Convertible Debenture then outstanding shall have the right thereafter to convert such Convertible Debenture only into (A) if any such transaction does not constitute a Common Stock Fundamental Change (as hereinafter defined), the kind and amount of the securities, cash or other property that would have been receivable upon such recapitalization, reclassification, consolidation, merger, sale, transfer or share exchange by a holder of the number of shares of Common Stock into which such Convertible Debenture might have been converted immediately prior to such recapitalization, reclassification, consolidation, merger, sale, transfer or share exchange, after, in the case of a Non-Stock Fundamental Change (as hereinafter defined), giving effect to any adjustment in the Conversion Price required by the provisions which follow in subparagraph (i) of Section 7.4(c), and (B) in the case of a Common Stock Fundamental Change (as hereinafter defined), common stock of the kind received by holders of Common Stock as a result of such Common Stock Fundamental Change in an amount determined pursuant to the provisions which follow in subparagraph (ii) of Section 7.4(c). The company formed by such consolidation or resulting from such merger or which acquires such assets or which acquires the Common Stock, as the case may be, shall enter into a supplemental indenture with the Trustee, satisfactory in form to the Trustee, the provisions of which provide for adjustments which, for events subsequent to the effective date of such supplemental indenture, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article VII. The above provisions shall similarly apply to successive recapitalizations, reclassifications, consolidations, mergers, sales, transfers or share exchanges.

         (b) Notwithstanding any other provisions in this Article VII to the contrary, if any Fundamental Change (as hereinafter defined) occurs, then the Conversion Price in effect will be adjusted immediately following such Fundamental Change as described below in Section 7.4(c). In addition, in the event of a Common Stock Fundamental Change, each Convertible Debenture shall be convertible solely into common stock of the kind received by holders of Common Stock as the result of such Common Stock Fundamental Change as more specifically provided below in Section 7.4(c).

         (c) For purposes of calculating any adjustment to be made pursuant to this Article VII in the event of a Fundamental Change, immediately following such Fundamental Change (and for such purposes a Fundamental Change shall be deemed to occur on the earlier of (a) the occurrence of such Fundamental Change and (b) the date, if any, fixed for determination of shareholders entitled to receive the cash, securities, property or other assets distributable in such Fundamental Change to holders of the Common Stock);

                  (i) in the case of a Non-Stock Fundamental Change, the Conversion Price per share of Common Stock shall be the lower of (A) the Conversion Price in effect immediately prior to such Non-Stock Fundamental Change, but after giving effect to any other adjustments effected pursuant to this Article VII, and (B) the product of (1) the greater of the Applicable Price (as hereinafter defined) or the then applicable Reference Market Price (as hereinafter defined) and (2) a fraction the numerator of which shall be $100 and the denominator of which shall be the amount set forth below (based on the date on which such Non-Stock Fundamental Change occurs). For the twelve month period beginning __________:

             Year                            Denominator
             1996
             1997
             1998
             1999
             2000
             2001
             2002
             2003
             2004
             2005                       100.00; and
thereafter, 100.00;

             (ii) in the case of a Common Stock Fundamental Change, the Conversion Price per share of Common Stock shall be the Conversion Price in effect immediately prior to such Common Stock Fundamental Change, but after giving effect to any other adjustments effected pursuant to this Article VII, multiplied by a fraction, the numerator of which is the Purchaser Stock Price (as hereinafter defined) and the denominator of which is the Applicable Price; provided, however, that in the event of a Common Stock Fundamental Change in which (A) 100% of the value of the consideration received by a holder of Common Stock is common stock of the successor, acquiror or other third party (and cash, if any, paid with respect to any fractional interests in such common stock resulting from such Common Stock Fundamental Change) and (B) all of the Common Stock shall have been exchanged for, converted into or acquired for common stock (and cash, if any, with respect to fractional interests) of the successor, acquiror or other third party, the Conversion Price per share of Common Stock immediately following such Common Stock Fundamental Change shall be the Conversion Price in effect immediately prior to such Common Stock Fundamental Change divided by the number of shares of common stock of the successor, acquiror, or other third party received by a holder of one share of Common Stock as a result of such Common Stock Fundamental Change.

                  (d) The following definitions shall apply to terms used in this Article VII:

                  (i) "Applicable Price" shall mean (A) in the event of a Non-Stock Fundamental Change in which the holders of Common Stock receive only cash, the amount of cash receivable by a holder of one share of Common Stock and (B) in the event of any other Fundamental Change, the average of the Closing Prices for one share of Common Stock during the ten Trading Days immediately prior to the record date for the determination of the holders of Common Stock entitled to receive cash, securities, property or other assets in connection with such Fundamental Change or, if there is no such record date, prior to the date upon which the holders of Common Stock shall have the right to receive such cash, securities, property or other assets.

                  (ii) "Closing Price" with respect to any securities on any day shall mean the closing sale price, regular way, on such day or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in each case on the New York Stock Exchange or, if such security is not listed or admitted to trading on such Exchange, on the principal national securities exchange or quotation system on which such security is quoted or listed or admitted to trading or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the average of the closing bid and asked prices of such security on the over-the-counter market on the date in question as reported by the National Quotation Bureau Incorporated, or a similarly generally accepted reporting service or, if not so available, in such manner as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors of the Company for that purpose or a price determined in good faith by the Board of Directors of the Company.

                  (iii) "Common Stock Fundamental Change" shall mean any Fundamental Change in which more than 50% of the value (as determined in good faith by the Board of Directors of the Company) of the consideration received by the holders of Common Stock pursuant to such transactions consists of shares of common stock that, for the ten consecutive Trading Days immediately prior to such Fundamental Change, has been admitted for listing or admitted for listing subject to notice of issuance on a national securities exchange or quoted on the Nasdaq National Market; provided, however, that a Fundamental Change shall not be a Common Stock Fundamental Change unless either (A) the Company continues to exist after the occurrence of such Fundamental Change and the outstanding Convertible Debentures continue to exist as outstanding Convertible Debentures, or (B) the outstanding Convertible Debentures continue to exist as Convertible Debentures and are convertible into common stock of the successor to the Company.

                  (iv) "Fundamental Change" shall mean the occurrence of any transaction or event or series of transactions or events pursuant to which all or substantially all of the Common Stock shall be exchanged for, converted into, acquired for or constitutes solely the right to receive cash, securities, property or other assets (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise); provided, however, in the case of a plan involving more than one such transaction or event, for purposes of adjustment of the Conversion Price, such Fundamental Change shall be deemed to have occurred when substantially all of the Common Stock has been exchanged for, converted into, or acquired for or constitutes solely the right to receive cash, securities, property or other assets, but the adjustment shall be based upon the consideration which the holders of Common Stock received in such transaction or event as a result of which more than 50% of the Common Stock shall have been exchanged for, converted into, or acquired for or shall constitute solely the right to receive cash, securities, property or other assets.

                  (v) "Non-Stock Fundamental Change" shall mean any Fundamental Change other than a Common Stock
         Fundamental Change.

                  (vi) "Purchaser Stock Price" shall mean, with respect to any Common Stock Fundamental Change, the average of the Closing Prices for one share of the common stock received by holders of Common Stock in such Common Stock Fundamental Change during the ten Trading Days immediately prior to the record date for the determination of the holders of Common Stock entitled to receive such common stock or, if there is no such record date, prior to the date upon which the holders of Common Stock shall have the right to receive such common stock.

                  (vii) "Reference Market Price" shall initially mean $_____ (which is an amount equal to 66-2/3% of the last reported sale price for the Common Stock on the New York Stock Exchange on September __,
         1996) and, in the event of any adjustment to the Conversion Price other than as a result of a Fundamental Change, the Reference Market Price shall also be adjusted so that the ratio of the Reference Market Price to the Conversion Price after giving effect to any such adjustment shall always be the same as the ratio of

         $_____ to the initial Conversion Price set forth in this Article VII.

                  (e) In determining the amount and type of consideration received by a holder of Common Stock in the event of a Fundamental Change, consideration received by a holder of Common Stock pursuant to a statutory right of appraisal will be disregarded.

SECTION 7.5.  Notice of Certain Events.  In case:

                           (i) the Company shall declare a dividend (or any
                  other distribution) on Common Stock that would cause an adjustment to the Conversion Price of the Convertible Debentures pursuant to the terms of any of the subparagraphs above (including such an adjustment that would occur but for the terms of the first sentence of Section 7.3(a)(viii) above); or

                      (ii) the outstanding shares of Common Stock shall be
                  subdivided into a greater number of shares of Common Stock or combined into a smaller number of shares of Common Stock; or

                     (iii) the Company shall authorize the granting to the
                  holders of Common Stock generally of rights or warrants (for a period expiring within 45 days after the record date fixed for a distribution of such rights and warrants) to subscribe for or purchase any shares of the Company's capital stock or other capital stock of any class or of any other rights (including any Rights Offerings); or

                      (iv) of any reclassification of Common Stock (other than a subdivision or combination of the outstanding shares of Common Stock), or of any consolidation, merger or share exchange to which the Company is a party and for which approval of any shareholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company or a compulsory share exchange; or

                           (v)  of the voluntary or involuntary
                  dissolution, liquidation or winding-up of the Company;


then the Company shall (i) if any Trust Preferred Securities are outstanding, cause to be filed with the transfer agent for the Trust Preferred Securities, and shall cause to be mailed to the holders of record of the Trust Preferred Securities, at their last addresses as they shall appear upon the stock transfer books of the Trust or (ii) shall cause to be mailed to all Holders at their last addresses as they shall appear in the Security Register, at least 15 days prior to the applicable record or effective date hereinafter specified, a notice stating (A) the date on which a record (if any) is to be taken for the purpose of such dividend, distribution, rights or warrants or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined or (B) the date on which such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up (but no failure to mail such notice or any defect therein or in the mailing thereof shall affect the validity of the corporate action required to be specified in such notice).

SECTION 7.6.  Company to Provide Stock.

                  The Company shall reserve, free from pre-emptive rights, out of its authorized but unissued shares, sufficient shares to provide for the conversion of the Convertible Debentures from time to time as such Convertible Debentures are presented for conversion, provided, that nothing contained herein shall be construed to preclude the Company from satisfying its obligations in respect of the conversion of Convertible Debentures by delivery of repurchased shares of Common Stock which are held in the treasury of the Company.

                  If any shares of Common Stock to be reserved for the purpose of conversion of Convertible Debentures hereunder require registration with or approval of any governmental authority under any Federal or State law before such shares may be validly issued or delivered upon conversion, then the Company covenants that it will in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be, provided, however, that nothing in this Section 7.6 shall be deemed to affect in any way the obligations of the Company to convert Convertible Debentures into Common Stock as provided in this Article VII.

                  Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value, if any, of the Common Stock, the Company will take all corporate action which may, in the Opinion of Counsel, be necessary in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock at such adjusted Conversion Price.

                  The Company covenants that all shares of Common Stock which may be issued upon conversion of Convertible Debentures will upon issue be fully paid and non-assessable by the Company and free of pre-emptive rights.

SECTION 7.7.  Dividend or Interest Reinvestment Plans.

                  Notwithstanding the foregoing provisions, the issuance of any shares of Common Stock pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in shares of Common Stock under any such plan, and the issuance of any shares of Common Stock or options or rights to purchase such shares pursuant to any employee benefit plan or program of the Company or pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of September [ ], 1996, shall not be deemed to constitute an issuance of Common Stock or exercisable, exchangeable or convertible securities by the Company to which any of the adjustment provisions described above applies. There shall also be no adjustment of the Conversion Price in case of the issuance of any stock (or securities convertible into or ex changeable for stock) of the Company except as specifically described in this
Article VII.

SECTION 7.8.  Certain Additional Rights.

                  In case the Company shall, by dividend or otherwise, declare or make a distribution on the Common Stock referred to in Section 7.3 (c) or 7.3(d) (including, without limitation, dividends or distributions referred to in the last sentence of Section 7.3(e)), the Holder of the Convertible Debentures, upon the conversion thereof subsequent to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution and prior to the effectiveness of the Conversion Price adjustment in respect of such distribution, shall also be entitled to receive for each share of Common Stock into which the Convertible Debentures are converted, the portion of the shares of Common Stock, rights, warrants, evidences of indebtedness, shares of capital stock, cash and assets so distributed applicable to one share of Common

Stock; provided, however, that, at the election of the Company (whose election shall be evidenced by a resolution of the Board of Directors) with respect to all Holders so converting, the Company may, in lieu of distributing to such Holder any portion of such distribution not consisting of cash or securities of the Company, pay such Holder an amount in cash equal to the fair market value thereof (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors). If any conversion of Convertible Debentures described in the immediately preceding sentence occurs prior to the payment date for a distribution to holders of Common Stock which the Holder of Convertible Debentures so converted is entitled to receive in accordance with the immediately preceding sentence, the Company may elect (such election to be evidenced by a resolution of the Board of Directors) to distribute to such Holder a due bill for the shares of Common Stock, rights, warrants, evidences of indebtedness, shares of capital stock, cash or assets to which such Holder is so entitled, provided, that such due bill (a) meets any applicable requirements of the principal national securities exchange or other market on which the Common Stock is then traded and (b) requires payment or delivery of such shares of Common Stock, rights, warrants, evidences of indebtedness, shares of capital stock, cash or assets no later than the date of payment or delivery thereof to holders of shares of Common Stock receiving such distribution.

SECTION 7.9.  Preferred Stock Purchase Rights.

         (a) So long as Rights of a kind similar to those declared and distributed by the Board of Directors on August 4, 1988 pursuant to the Rights Agreement between the Company and the American Stock Transfer and Trust Company, as Rights Agent (as amended, the "Rights Agreement"), as the same may hereafter be amended or reissued ("Rights"), are attached to the outstanding shares of Common Stock, each share of Common Stock issued upon conversion of the Convertible Debentures prior to the earliest of any Distribution Date, the date of redemption of the Rights or the date of expiration of the Rights shall be issued with Rights in a number equal to the number of Rights then attached to each such outstanding share of Common Stock.

         (b) For the purposes of Section 7.3(a)(iii), upon the earlier to occur of (i) the eleventh Business Day (as such term is defined in the Rights Agreement) following a 15% Ownership Date and (ii) a Section 13(a) Event, then an issuance of rights to purchase shares of Common Stock during a period not exceeding 45 days from the date of such dividend or other distribution shall be deemed to have occurred, unless a Rights Redemption Date or a Rights Expiration Date has occurred prior to such eleventh Business Day (as Defined in the Rights Agreement) or such Section 13(a) Event, as the case may be, unless the Company has taken action pursuant to Section 7(e) of the Rights Agreement to substitute other consideration for all or any portion of the Series A Preferred Stock ("Series A Stock") otherwise issuable upon exercise of a Right. For purposes of the reduction of the conversion price provided for in Section 7.3(a)(iii) upon such deemed issuance of rights, each share of Series A Stock shall be deemed to constitute 100 shares of Common Stock (subject to adjustment as provided in the Rights Plan), and the date fixed for determination of stockholders entitled to receive such rights shall be the close of business on the tenth such Business Day following such 15% Ownership Date or the date of such Section 13(a) Event, as the case may be; provided, however, that the current market price per share of the Common Stock shall be determined based on the 10 consecutive Trading Days prior to and including the Distribution Date.

         (c) For the purposes of Section 7.3(a)(iv), if the Company has taken action pursuant to Section 7(e) of the Rights Agreement to substitute other consideration for all or any portion of the Series A Stock otherwise issuable upon exercise of a Right, upon the earlier to occur of (x) the eleventh Business Day (as defined in the Rights Agreement) following a 15% Ownership Date and (y) a Section 13(a) Event, then an issuance of Securities shall be deemed to have occurred, unless a Rights Redemption Date or a Rights Expiration Date has occurred prior to such eleventh Business Day or such Section 13(a) Event, as the case may be. For purposes of this reduction of the conversion price provided for in Section 7.3(a)(iv) upon such deemed issuance of Securities, the date fixed for determination of stockholders entitled to receive such rights shall be the close of business on the tenth such Business Day following such 15% Ownership Date or the date of such Section 13(a) Event, as the case may be; provided, however, that the current market price per share of the Common Stock shall be determined based on the 10 consecutive Trading Days prior to and including the Distribution Date.

         (d)      For purposes of Section 7.3(a)(iii) and Section
7.3(a)(iv), the redemption by the Company of Rights shall be deemed to be an expiration of such Rights.

         (e) If any Convertible Debenture has been converted on or after the Distribution Date and on or before the tenth
Business Day (as defined in the Rights Agreement) following such 15% Ownership Date or the date of such Section 13(a) Event, as the case may be, then as soon as practicable following the date on which the adjustment required by subsections (a)(iii) and (a)(iv) of Section 7.3 is made, the Company shall issue to the holder of the Convertible Debenture so converted a number of additional shares of Common Stock (and cash in lieu of any fraction share) that would have been issuable upon such conversion had such adjustment been made immediately prior to such conversion.

                                  ARTICLE VIII
                          FORM OF CONVERTIBLE DEBENTURE
         SECTION 8.1.  Form of Convertible Debenture.

                           The Convertible Debentures and the Trustee's
Certificate of Authentication to be endorsed thereon are to be substantially in the following forms:

                    [(FORM OF FACE OF CONVERTIBLE DEBENTURE)]

                           [IF THE DEBENTURE IS TO BE A GLOBAL
DEBENTURE, INSERT THE FOLLOWING - - This Debenture is a Global Debenture within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee of a Depositary. This Debenture is exchangeable for Convertible Debentures registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Inden ture, and no transfer of this Debenture (other than a transfer of this Debenture as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary) may be registered except in limited circumstances.

                           Unless this Debenture is presented by an
authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the Company or its agent for registration of transfer, exchange or payment, and any Debenture issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment hereon is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.]


No.                                                  CUSIP NO.

                           WENDY'S INTERNATIONAL, INC.

                     ___% CONVERTIBLE SUBORDINATED DEBENTURE


                           Wendy's International, Inc., an Ohio
corporation (the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to, _____________________ or registered assigns, the principal sum of Dollars ($____) on _______, 2026, and to pay interest on said principal sum from September __, 1996, or from the most recent interest payment date (each such date, an "Interest Payment Date") to which interest has been paid or duly provided for, quarterly (subject to deferral as set forth herein) in arrears on March 15, June 15, September 15, and December 15 of each year commencing December 15, 1996, at the rate of __% per annum until the principal hereof shall have become due and payable, and on any overdue principal and premium, if any, and (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum compounded quarterly. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months. Except as provided in the following sentence, the amount of interest payable for any period shorter than a full quarterly period for which interest is computed, will be computed on the basis of the actual number of days elapsed per 30-day month. In the event that any date on which interest is payable on this Convertible Debenture is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture (referred to on the reverse hereof, be paid to the person in whose name this Convertible Debenture (or one or more Predecessor Securities, as defined in said Indenture) is registered on the Regular Record Date for such interest installment, which shall be the close of business on the Business Day next preceding such Interest Payment Date unless otherwise provided in the Indenture. Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered

Holders on such Regular Record Date and may be paid to the Person in whose name this Convertible Debenture (or one or more Predecessor Securities) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered Holders of the Convertible Debentures not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any secu rities exchange on which the Convertible Debentures may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. The principal of (and premium, if any) and the interest on this Convertible Debenture shall be payable at the office or agency of the Trustee maintained for that purpose in any coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the registered Holder at such address as shall appear in the Security Register. Notwithstanding the foregoing, so long as the Holder of this Convertible Debenture is the Institutional Trustee, the payment of the principal of (and premium, if any) and interest on this Convertible Debenture will be made at such place and to such account as may be designated by the Institutional Trustee.

                           The indebtedness evidenced by this
Convertible Debenture is, to the extent provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness, and this Convertible Debenture is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Convertible Debenture, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee his or her attorney-in-fact for any and all such purposes. Each Holder hereof, by his or her acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

                           This Convertible Debenture shall not be
entitled to any benefit under the Indenture hereinafter referred to, be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee.

                           The provisions of this Convertible Debenture
are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

                           IN WITNESS WHEREOF, the Company has caused
this instrument to be executed.


                                           WENDY'S INTERNATIONAL, INC.


                                           By:___________________________
                                           Name:
                                           Title

Attest:

By:_________________________________
Name:
Title:

                     [FORM OF CERTIFICATE OF AUTHENTICATION]

                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Convertible Debentures of the series of Convertible Debentures described in the within-mentioned Indenture.

Dated:

NBD BANK,
as Trustee                                           or as Authentication Agent

By____________________                               By________________________
  Authorized Signatory                                 Authorized Signatory

                         [FORM OF REVERSE OF DEBENTURE]


                  This Convertible Debenture is one of a duly authorized series of Debentures of the Company (herein sometimes referred to as the "Debentures"), specified in the Indenture, all issued or to be issued in one or more series under and pursuant to an Indenture dated as of September __, 1996, duly executed and delivered between the Company and NBD Bank, as Trustee (the "Trustee"), as supplemented by the First Supplemental Indenture dated as of September __, 1996, between the Company and the Trustee (the Indenture as so supplemented, the "Indenture"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Convertible Debentures. By the terms of the Indenture, the Debentures are issuable thereunder in series that may vary as to amount, date of maturity, rate of interest and in other respects as provided in the Indenture. This series of Debentures is limited in aggregate principal amount as specified in said First Supplemental Indenture and herein sometimes referred to as the "Convertible Debentures."

                  Because of the occurrence and continuation of a Special Event, in certain circumstances, this Convertible Debenture may become due and payable at the principal amount together with any interest accrued thereon (the "Redemption Price"). The Redemption Price shall be paid prior to 12:00 noon, New York time, on the date of such redemption or at such earlier time as the Company determines. The Company shall have the right to redeem this Convertible Debenture at the option of the Company, upon not less than 30 nor more than 60 days notice, without premium or penalty, in whole or in part at any time on or after _______, 2000 (an "Optional Redemption") at the following prices (expressed as percentages of the principal amount of the Convertible Debentures) (the "Optional Redemption Price") together with accrued and unpaid interest, including Additional Interest and Compounded Interest to, but excluding, the redemption date, if redeemed during the 12-month period beginning ______:

                  Year                                        Redemption Price
                  2000
                  2001
                  2002
                  2003
                  2004
                  2005

and 100% if redeemed on or after _______, 2006.

                  If Convertible Debentures are redeemed on any March 15, June 15, September 15, or December 15, accrued and unpaid interest shall be payable to holders of record on the relevant record date.

                  So long as the corresponding Trust Preferred Securities are outstanding, the proceeds from the redemption of any of the Convertible Debentures will be used to redeem Trust Preferred Securities.

                  If the Convertible Debentures are only partially redeemed by the Company pursuant to an Optional Redemption, the Convertible Debentures will be redeemed pro rata or by lot or by any other method utilized by the Trustee.

                  In the event of redemption of this Convertible Debenture in part only, a new Convertible Debenture or Convertible Debentures of this series for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

                  In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Convertible Debentures may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

                  The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Debentures of each series affected at the time outstanding, as defined in the Indenture, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Debentures of such series; provided, however, that no such supplemental indenture shall (a) extend the fixed maturity of any Debenture of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, or make any change that adversely affects the right to convert any Debenture of any series or make any change in the subordination provisions that adversely affects the rights of any Holders of any Debenture of any series, without the consent of the Holder of each Debenture so affected, or
(b) reduce the aforesaid percentage of Debentures of such series, the Holders of which are required to consent to any such supplemental indenture, without the consent of the Holders of each Debenture of any series then outstanding and affected thereby. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Debentures of any series at the time outstanding affected thereby, on behalf of all of the Holders of the Debentures of such series, to waive any past default in the performance of any of the covenants contained in the Indenture, or established pursuant to the Indenture with respect to such series, and its consequences, except a default in the payment of the principal of or premium, if any, or interest on any Debentures of such series or a failure to convert any Debentures of such series in accordance with its terms upon an election by the Holders thereof. Any such consent or waiver by the registered Holder of this Convertible Debenture (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Convertible Debenture and of any Convertible Debenture issued in exchange therefor or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Convertible Debenture.

                  No reference herein to the Indenture and no provision of this Convertible Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Convertible Debenture at the time and place and at the rate and in the money herein prescribed.

                  As long as an Event of Default under Section 501 of the Indenture shall not have occurred and be continuing, the Company shall have the right at any time during the term of the Convertible Debentures and from time to time to extend the interest payment period of such Convertible Debentures for up to 20 consecutive quarters (an "Extended Interest Payment Period"), at the end of which period the Company shall pay all interest then accrued and unpaid (together with interest thereon at the rate specified for the Convertible Debentures to the extent that payment of such interest is enforceable under applicable law). Before the termination of any such Extended Interest Payment Period, the Company may further extend such Extended Interest Payment Period, provided that such Extended Interest Payment Period together with all such further extensions thereof shall not exceed 20 consecutive quarters. At the termination of any such Extended Interest Payment Period and upon the payment of all accrued and unpaid interest and any additional amounts then due, the Company may commence a new Extended Interest Payment Period.

                  As provided in the Indenture and subject to certain limitations therein set forth, this Convertible Debenture is transferable by the registered Holder hereof on the Security Register of the Company, upon surrender of this Convertible Debenture for registration of transfer at the office or agency of the Trustee in the City and State of New York accompanied by a written instrument or instruments of transfer in form satisfactory to the Company or the Trustee duly executed by the registered Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Convertible Debentures of authorized denominations and for the same aggregate principal amount and series will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

                  Prior to due presentment for registration of transfer of this Convertible Debenture, the Company, the Trustee, any paying agent and the Security Registrar may deem and treat the registered holder hereof as the absolute owner hereof (whether or not this Convertible Debenture shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Security Registrar) for the purpose of receiving payment of or on account of the principal hereof and premium, if any, and interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Security Registrar shall be affected by any notice to the contrary.

                  No recourse shall be had for the payment of the principal of or the interest on this Convertible Debenture, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

                  The Holder of any Convertible Debenture has the right, exercisable at any time through the close of business (New York time) on _______, 2026 (or, in the case of a Convertible Debenture called for redemption, prior to the close of business on the Business Day prior to the corresponding redemption date), to convert the principal amount thereof (or any portion thereof that is an integral multiple of $50) into shares of Common Stock at the initial conversion rate of ______ shares of Common Stock for each Convertible Debenture (equivalent to a Conversion Price of $__ per share of Common Stock), subject to adjustment under certain circumstances.

                  To convert a Convertible Debenture, a Holder must (a) complete and sign a conversion notice substantially in the form attached hereto, (b) surrender the Convertible Debenture to a Conversion Agent, (c) furnish appropriate endorsements or transfer documents if required by the Conversion Agent and (d) pay any transfer or similar tax, if required. If a Convertible Debenture is surrendered for conversion after the close of business on any regular record date for payment of a Distribution and before the opening of business on the corresponding Distribution payment date, then, notwithstanding such conversion, the Distribution payable on such Distribution payment date will be paid in cash to the person in whose name the Convertible Debenture is registered at the close of business on such record date, and (other than a Convertible Debenture or a portion of a Convertible Debenture called for redemption on a redemption date occurring after such record date and on or prior to such Distribution payment date) when so surrendered for conversion, the Convertible Debenture must be accompanied by payment of an amount equal to the Distribution payable on such Distribution payment date. The number of shares issuable upon conversion of a Convertible Debenture is determined by dividing the principal amount of the Convertible Debenture converted by the Conversion Price in effect on the Conversion Date. No fractional shares will be issued upon conversion but a cash adjustment will be made for any fractional interest. The outstanding principal amount of any Convertible Debenture shall be reduced by the portion of the principal amount thereof converted into shares of Common Stock.

                  [The Convertible Debentures of this series are issuable only in registered form without Coupons in denominations of $50 and any integral multiple thereof.] [This Global Debenture is exchangeable for Convertible Debentures in definitive form only under certain limited circumstances set forth in the Indenture. Convertible Debentures of this series so issued are issuable only in registered form without Coupons in denominations of $50 and any integral multiple thereof.] As provided in the Indenture and subject to certain limitations] therein set forth, Convertible Debentures of this series are exchange able for a like aggregate principal amount of Convertible Debentures of this series of a different authorized denomination, as requested by the Holder surrendering the same.

                  All terms used in this Convertible Debenture that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                  THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN THE INDENTURE AND THE CONVERTIBLE DEBENTURES WITHOUT
REGARD TO CONFLICT OF LAW PROVISIONS THEREOF.

                          [FORM OF ELECTION TO CONVERT]
                               ELECTION TO CONVERT


To: Wendy's International, Inc.

                  The undersigned owner of this Convertible Debenture hereby irrevocably exercises the option to convert this Convertible Debenture, or the portion below designated, into Common Stock of WENDY'S INTERNATIONAL, INC. in accordance with the terms of the Indenture referred to in this Convertible Debenture, and directs that the shares issuable and deliverable upon conversion, together with any check in payment for fractional shares, be issued in the name of and delivered to the undersigned, unless a different name has been indicated in the assignment below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

Date: _____________ ,

         in whole Portions of Convertible Debenture to be converted ($50 or integral multiples thereof):
                                            $_____________

                         _________________________________________
                         Signature (for conversion only)

                                            Please Print or Typewrite Name and
                                            Address, Including Zip Code, and
                                            Social Security or Other Identify
                                            ing Number
                         _________________________________________
                         _________________________________________
                         _________________________________________

                              Signature Guarantee:1 ______________

1 Signature must be guaranteed by an "eligible guarantor institution" that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Conversion Agent, which requirements include membership of participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Conversion Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities and Exchange Act of 1934, as amended.

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this Convertible Debenture to:

- -------------------------------------------------------------------------------


- -------------------------------------------------------------------------------


- -------------------------------------------------------------------------------


        (Insert assignee's social security or tax identification number)


- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------


                    (Insert address and zip code of assignee)

and irrevocably appoints ------------------------------------------------------

- -------------------------------------------------------------------------------

- -------------------------------------------agent to transfer this Convertible
Debenture on the books of the Trust. The agent may substitute another to act for him or her.

Date:
         --------------------------------------

Signature:
         --------------------------------------
             (Sign exactly as your name appears on the other side of
              this Convertible Debenture)

Signature
Guarantee*:
            -------------------------------------------------


- --------
* Signature must be guaranteed by an "eligible guarantor institution" that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Conversion Agent, which requirements include membership of participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Conversion Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities and Exchange Act of 1934, as amended.

                                   ARTICLE IX
                    ORIGINAL ISSUE OF CONVERTIBLE DEBENTURES

SECTION 9.1.  Original Issue of Convertible Debentures.

                  Convertible Debentures in the aggregate principal amount of $_____________ may, upon execution of this First Supplemental Indenture, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and make available for delivery said Convertible Debentures to or upon the written order of the Company, signed by its Chairman, its Vice Chairman, its President, or any Vice President and its Treasurer or an Assistant Treasurer, without any further action by the Company.


                                    ARTICLE X
                                  MISCELLANEOUS

SECTION 10.1. Ratification of Indenture; First Supplemental Indenture Controls.

                  The Indenture, as supplemented by this First Supplemental Indenture, is in all respects ratified and confirmed, and this First Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided. The provisions of this First Supplemental Indenture shall supersede the provisions of the Indenture to the extent the Indenture is inconsistent herewith.

SECTION 10.2.  Trustee Not Responsible for Recitals.

                  The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this First Supplemental Indenture.

SECTION 10.3.  Governing Law.

                  This First Supplemental Indenture and each Convertible Debenture shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State.

SECTION 10.4.  Separability.

                  In case any one or more of the provisions contained in this First Supplemental Indenture or in the Convertible Debentures shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this First Supplemental Indenture or of the Convertible Debentures, but this First Supplemental Indenture and the Convertible Debentures shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

SECTION 10.5.  Counterparts.

                  This First Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed on the date or dates indicated in the acknowledgements and as of the day and year first above written.


                                            WENDY'S INTERNATIONAL, INC.



                                            By
                                                 ------------------------
                                            Name:
                                            Title:


                                            NBD BANK,
                                            as Trustee



                                            By
                                                 ------------------------
                                            Name:
                                            Title: